UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2009

ZIOPHARM Oncology, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-32353	84-1475672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Avenue of the Americas 19th Floor New York, NY		10036
(Address of Principal Executive Offices)		(Zip Code)

(646) 214-0700
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01         Entry into a Material Definitive Agreement

On September 9, 2009, ZIOPHARM Oncology, Inc. (ZIOPHARM or the “Company”) entered into a securities purchase agreement and related documentation with certain investors pursuant to which it has agreed to sell a total of 2,772,337 units (the “Units”), each Unit consisting of (i) one share of common stock (collectively, the “Shares”) and (ii) a warrant (collectively, the “Warrants”) to purchase one share of common stock at an exercise price of $2.04 per share, for a purchase price of $1.825 per Unit (the “Offering”). The Warrants will have a five year term and will be exercisable immediately following the closing of the transaction. Based on the securities purchase agreement and related documentation, total gross proceeds from the Offering will be approximately $5.06 million, before deducting selling commissions and expenses.  Upon satisfaction of customary closing conditions, the closing of the transaction occurred  on September 15, 2009.

In connection with the Offering, the Company entered into a placement agency agreement with Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (“Rodman”), whereby Rodman agreed to act as a placement agent in connection with the placement of the Shares and Warrants.  Riverbank Capital Securities, Inc. and Griffin Securities, Inc. served as sub-placement agents in connection with the Offering.  In consideration for their services, the Company paid aggregate cash commissions equal to seven percent of the gross cash proceeds from the Offering, or approximately $0.35 million. The Company also issued five-year warrants to the Placement Agents to purchase an aggregate of five percent of the Shares sold in the Offering at an exercise price of $2.04 per share (the “Placement Warrants”).  The Company has also agreed to reimburse Rodman for up to $50,000 of the out-of-pocket expenses it incurs in connection with its engagement.

Timothy McInerney, who serves on the Board of Directors of the Company, is an officer of Riverbank Capital Securities, Inc.  Riverbank Capital Securities, Inc. may allocate to Mr. McInerney a portion of the compensation that it will receive for serving as a sub-placement agent.  In light of the relationship between Mr. McInerney and the Placement Agent, Mr. McInerney abstained from voting as a director on matters related to the selection of the Placement Agents and the terms of the offering were reviewed and approved by a special financing committee of which Mr. McInerney was not a member.

Also in connection with the Offering and pursuant to a registration rights agreement, the Company has agreed to file a “resale” registration statement (the “Initial Registration Statement”) covering all of the Shares and the shares issuable upon exercise of the Warrants and the Placement Warrants (the “Warrant Shares”), up to the maximum number of shares able to be registered pursuant to applicable Securities and Exchange Commission (“SEC”) regulations, within 30 days of the closing of the Offering.  If any Shares or Warrant Shares are unable to be included on the Initial Registration Statement, the Company has agreed to file subsequent registration statements until all the Shares and Warrant Shares have been registered.  The Company is obligated to maintain the effectiveness of the “resale” registration statement until all securities therein are sold or are otherwise can be sold pursuant to Rule 144, without any restrictions.

The foregoing description of each of the securities purchase agreement, the registration rights agreement and the form of Warrant and Placement Warrant is qualified in its entirety by reference thereto, which are filed as Exhibits 10.1, 10.2, 4.1 and 4.2 to this Current Report, respectively, and are incorporated herein by reference.  The press release announcing the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02         Unregistered Sales of Equity Securities

The disclosure in Item 1.01 is incorporated herein by reference thereto.  Neither the Shares, Warrants or Placement Agent Warrants to be sold and issued in the Offering (including the shares of common stock issuable upon exercise of the Warrants or Placement Agent Warrants), will be registered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of sale, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company is relying on the exemption from federal registration under Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of the Shares, Warrants and Placement Agent Warrants has not and will not involve a public offering as each investor was “accredited” and no general solicitation has been involved in the Offering.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description

	4.1	Form of Warrant

	4.2	Form of Placement Agent Warrant

	10.1	Securities Purchase Agreement, between ZIOPHARM and each of the Purchasers identified therein, dated September 9, 2009

	10.2	Registration Rights Agreement, between ZIOPHARM and each of the Holders identified therein, dated September 9, 2009

	99.1	Press Release, dated September 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

	By:	/s/ Richard Bagley
Date: September 15, 2009		Name: Richard Bagley
Title: President, Chief Operating Officer and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

4.1	Form of Warrant

4.2	Form of Placement Agent Warrant

10.1	Securities Purchase Agreement, between ZIOPHARM and each of the Purchasers identified therein, dated September 9, 2009

10.2	Registration Rights Agreement, between ZIOPHARM and each of the Holders identified therein, dated September 9, 2009

99.1	Press Release, dated September 9, 2009